CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Gum Tech International, Inc. ("Registration Statement") of our report dated January 18, 1996, except for
Note 9 and Note 12 as to which the date is March 4, 1996, included in the Company's Registration Statement on Form SB-2, relating to the financial statements of Gum Tech International, Inc. for the years ended December 31, 1995 and 1994, and to all references to our firm included in this Registration Statement.




                                           ANGELL & DEERING
                                           Certified Public Accountants

Denver, Colorado
June 14, 1996



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